                                                                   EXHIBIT 10.23

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT, dated as of August 18, 1999, is made by and between Benthos, Inc. (the "Borrower"), a Massachusetts corporation with its principal place of business at 49 Edgerton Drive, North Falmouth, Massachusetts 02556, and Cape Cod Bank and Trust Company (the "Lender"), a Massachusetts banking corporation, with a place of business at 2 Barlows Landing Road, Pocasset, Massachusetts, 02559.

     WHEREAS, the Borrower has entered into and intends to consummate an acquisition agreement to purchase all of the tangible and intangible assets used or useful in the business of Datasonics, Inc. for a purchase price of $6,650,000 (subject to certain adjustments).

     WHEREAS, the Borrower has requested that the Lender extend a revolving credit loan facility and a term loan facility to the Borrower to provide acquisition and working capital financing as provided herein.

     WHEREAS, the Lender is willing to extend the foregoing credit facilities to the Borrower, provided that the Borrower agrees to the following terms and conditions.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

                                   ARTICLE I

                   CERTAIN DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Defined Terms. As used in this Agreement or in any
                   -------------
certificate or opinion delivered in connection with this Agreement, the following terms shall have the following meanings:

     "Acquisition" shall mean the acquisition of substantially all of the assets of Datasonics, Inc. by the Borrower pursuant to the Acquisition Documents.

     "Acquisition Documents" shall mean Asset Purchase Agreement Among Benthos, Inc., as the Buyer, Datasonics, Inc., as the Seller, and William Dalton and David W. Porta, as the Stockholders, dated as of August __, 1999, and all exhibits, annexes and schedules in connection therewith, as such documents may be amended or modified in accordance with the terms thereof, and all related agreements, consents, leases, instruments, certificates, opinions and other documents.

     "Agreement" shall mean this Credit Agreement, as the same may be amended from time to time.

     "Annually Adjusted Prime Rate Loan" shall mean any advance hereunder which shall bear interest at an annually adjusted rate per annum equal to the Prime Rate minus one quarter of one percent (.25%), with a change in such rate of interest to become effective on the anniversary of the execution of this Agreement.

     "Borrower" shall mean Benthos, Inc.

     "Business Day" shall mean any day which is not a Saturday, Sunday or a legal holiday on which banks in Boston, Massachusetts are open for business.

     "Capital Expenditures" shall mean all acquisitions of machinery, equipment, land, leaseholds, buildings, leasehold improvements and all other expenditures for purposes which are considered to be fixed assets under GAAP consistently applied. Where a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards No. 13 or any successor thereto, the amount required to be capitalized pursuant thereto shall be considered to be an expenditure in the year such asset is first leased.

     "Cash Flow" shall mean, for any period, the Borrower's Net Income (or Net
Loss) for such period, plus each of the following items, without duplication:
(i) all interest on any Indebtedness paid or accrued during such period and actually deducted on the books of the Borrower for the purposes of computation of such Net Income (or Net Loss) for the period involved, (ii) 75% of the amount of the provision for depreciation actually deducted on the books of the Borrower for the purposes of the computation of such Net Income (or Net Loss) for the period involved, and (iii) the amount of the provision for amortization actually deducted on the books of the Borrower for the purposes of the computation of Net Income (or Net Loss) for the period involved.

     "Charter" shall mean the Articles of Organization or other organizational document of a corporation referred to, in each case as amended to date.

     "Collateral" shall mean all that property of the Borrower described in any of the Security Instruments, including but not limited to all Receivables, Inventory, machinery, equipment and general intangibles of the Borrower.

     "Current Assets" shall mean all assets of any corporation or other entity which would, in accordance with GAAP, be classified as current assets of an entity conducting a business the same as, or similar to, that of such entity; excluding, however, (i) assets which have been pledged, assigned, mortgaged, hypothecated or otherwise encumbered to secure any Indebtedness which is not included in Current Liabilities and (ii) any and all amounts due from affiliated entities.

  "Current Liabilities" shall mean all liabilities of any corporation or other entity which would, in accordance with GAAP, be classified as current liabilities of an entity conducting a business the

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same as, or similar to, that of such entity, including, without limitation, all capitalized lease payments and other payments under capitalized leases and fixed prepayments of, and sinking fund payments with respect to, Indebtedness required to be made within one year from the date of determination, plus all Indebtedness in respect of Revolving Loans without regard to the date of maturity of any such Revolving Loans.

     "Debt Service Payments" shall mean, for any period, all interest on any Indebtedness paid or accruing during such period actually deducted on the books of the Borrower for the purposes of the computation of Net Income (or Net Loss) plus the current maturity of principal for the year.

     "EBIT" shall mean, for any period, the Net Income (or Net Loss) of the Borrower for such period, plus each of the following without duplication: (i) all interest on any Indebtedness paid or accruing during such period and actually deducted on the books of the Borrower for the purposes of computation of such Net Income (or Net Loss) for the period involved, and (ii) all federal and state income taxes (but not ad valorem property taxes, sales taxes or taxes
                                ----------
in the nature of an excise tax) provided for in the financial statement of the Borrower with respect to such period, and.

     "EBITDA" shall mean for any period, the Net Income (or Net Loss) of the Borrower for such period, plus each of the following items, without duplication:
(i) all interest on any Indebtedness paid or accrued during such period and actually deducted on the books of the Borrower for the purposes of the computation of such Net Income (or Net Loss) for the period involved, (ii) all federal and state income taxes (but not ad valorem property taxes, sales taxes
                                        ----------
or taxes in the nature of an excise tax) provided for in the financial statement of the Borrower with respect to such period and deducted on the books of the Borrower for the purposes of the computation of such Net Income (or Net Loss) for the period involved, and (iii) the amount of the provision for depreciation and/or amortization actually deducted on the books of the Borrower for the purposes of the computation of such Net Income (or Net Loss) for the period involved.

     "Event of Default" shall mean any of the events specified in Section 11.01 hereof.

     "Expiration Date" shall mean January 31, 2000.

     "Federal Claim" shall mean any Receivable consisting of a claim within the meaning of, and subject to (for purposes of protecting or perfecting the rights of an assignee), the Assignment of Claims Act of 1940, as amended and in effect from time to time.

     "Federal Home Loan Bank Rate" shall mean the interest rate identified by the Federal Home Loan Bank of Boson as the Classic Credit Rate from time to time.

     "Fiscal Year" shall mean the fiscal year of the Borrower which shall end on each September 30.

     "Fixed Rate Loan" shall mean any advance hereunder which shall bear interest at a rate per annum equal to the Federal Home Loan Bank Rate plus two and one quarter percent (2.25%), which rate shall be fixed for a period of 3, 5 or 7 years at the election of the Borrower at the time of the advance or conversion to a Fixed Rate Loan.

     "Fully Variable Prime Rate Loan" shall mean any advance hereunder which shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate minus one quarter of one percent (.25%), with a change in such rate of interest to become effective on the same day on which any change in the Prime Rate is effective.

     "GAAP" shall mean United States generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

     "Indebtedness" shall mean the total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Inventory" shall mean all goods now owned or hereafter acquired by the Borrower and intended for sale, all raw materials, parts, work-in-process, finished goods, and all materials and supplies which are used or which may be used in manufacturing, selling, packing, shipping, advertising or furnishing of goods, whether now owned or hereafter acquired or created and wherever located, as well as all proceeds (including, without limitation, insurance proceeds) and products of any of the foregoing.

     "Net Income" (or "Net Loss") shall mean the net income (or net loss, expressed as a negative number) of a Person for any period, after deductions for all taxes actually paid or accrued and all expenses and other charges, determined in accordance with GAAP consistently applied.

     "Notice of Borrowing" shall mean a notice delivered in accordance with Section [_____] hereof.

     "Notes" shall mean the Revolving Note and the Term Note collectively.

     "Patent Assignment Agreement: shall mean the Patent Assignment Agreement of the borrower in the form of Exhibit ___ attached hereto.

     "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Premises" shall mean all locations in which the Borrower owns, leases or operates any plant, sales office, executive or administrative office, warehouse or other facility or maintains any Inventory, all of which are listed on Exhibit B hereto.

     "Prime Rate" shall mean that rate of interest per annum announced by the Wall Street Journal or other comparable publication from time to time as the prime rate.

     "Principal Office" shall mean the principal place of business of the Lender, now located at 2 Barlows Landing Road, Pocasset, Massachusetts 02559.

     "Receivables" shall mean all of the Borrower's accounts and accounts receivable, and all of the Borrower's rights to payment for goods sold or leased or services performed by the Borrower, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Borrower to secure the foregoing, (ii) general intangibles arising out of the Borrower's rights in any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, and (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers.

     "Revolving Commitment" shall mean the obligation of the Lender to make Revolving Loans pursuant to Article II.

     "Revolving Commitment Amount" shall mean $2,000,000.

     "Revolving Loans" shall mean the loans made by the Lender pursuant to
Article II.

     "Revolving Note" shall mean the promissory note of the Borrower in the form of Exhibit A attached hereto.

     "Security Agreement" shall mean that certain Security Agreement of even date herewith between the Borrower and the Lender.

     "Security Instruments" shall mean (i) the Security Agreement, (ii) the Trademark Assignment Agreement, (iii) the Patent Assignment Agreement, and (iv) the Mortgage and Security Agreement and Financing Statement.

     "Subsidiary" shall mean any corporation or other entity of which the Borrower and/or any of its subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

     "Tangible Net Worth" shall mean an amount equal to the total assets of any Person minus the total liabilities of such Person minus (i) the total intangible assets of such Person and (ii) any amounts due to such Person from any related entity. Total intangible assets shall be deemed to include, but shall not be limited to, goodwill, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, non-competition covenants, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).

     "Term Loan" shall mean the loan made by the Lender pursuant to Article III.

     "Term Note" shall mean the promissory note of the Borrower in the form of Exhibit B attached hereto.

     "Total Debt" shall mean, for any period, the aggregate amount of Indebtedness owed by Borrower, including, but not limited to all amounts outstanding under this Agreement (including all fees and costs outstanding regardless of whether such amounts are currently due and payable).

     "Total Interest Expense" shall mean, for any period, the aggregate amount of interest required by GAAP to be expensed by the Borrower during such period on all Indebtedness outstanding during all or any part of such period, whether such interest is required to be reflected as an item of expense or capitalized.

     "Trademark Assignment Agreement" shall mean the Trademark Assignment Agreement of the Borrower in the form of Exhibit L attached hereto.

     Section 1.02. Use of Defined Terms. Any defined term used in the plural
                   --------------------
preceded by the definite article shall include all members of the relevant class. Any defined term used in the singular preceded by "any" shall include any number of the members of the relevant class.

     Section 1.03. Accounting Terms. All accounting terms not specifically
                   ----------------
defined herein shall be construed in accordance with GAAP consistently applied on the basis used by the concerned entity in prior years.

                                  ARTICLE II

                                REVOLVING LOANS

     Section 2.01. Revolving Loans. Subject to the terms and conditions
                   ---------------
hereinafter set forth, the Lender will make loans ("Revolving Loans") under this
Article II to the Borrower at the Principal Office of the Lender on any Business Day prior to the first to occur of (i) the Expiration Date or (ii) the earlier termination of the Revolving Commitment pursuant to the express terms of this Agreement, in such amounts as the Borrower may request; provided, however, that
                                                        --------  -------
the aggregate outstanding balance due pursuant to the Revolving Loans shall at no time exceed the Revolving Commitment Amount. Each Revolving Loan shall be a Fully Variable Prime Rate Loan. The Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. The Revolving Loan shall mature as of the Expiration Date, but may be renewed by the Lender, in its sole discretion, on a year-to-year basis thereafter subject to satisfactory review of the Borrower's financial condition and compliance with the Borrower's then current underwriting criteria.

     Section 2.02. Revolving Note. The Revolving Loans shall be evidenced by the
                   --------------
Revolving Note of the Borrower, dated as of the date hereof, payable to the order of the Lender. The Borrower hereby irrevocably authorizes the Lender to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Lender, at or following the time of the making of each Revolving Loan and at the time of receiving any payment of principal thereon, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to the principal amount of the Revolving Loans. Failure of the Lender to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Lender hereunder or under the Revolving Note.

     Section 2.03. Requests for Revolving Loans. The Borrower shall give notice
                   ----------------------------
(a "Notice of Borrowing") to the Lender by 1:30 p.m. (Boston, Massachusetts
time) on the proposed date of funding such Revolving Loan. Each Notice of Borrowing shall be given to the Lender in writing in substantially the form of
Exhibit      attached hereto, specifying (a) the requested date of funding such
-------------
Revolving Loan (which shall be a Business Day) and (b) the amount of such Revolving Loan. The Borrower agrees to indemnify and hold the Lender harmless for any action or inaction, including the making of Revolving Loans hereunder, or losses or expenses, taken or incurred by the Lender in good faith reliance upon such Notice of Borrowing.

     Section 2.04. Interest Payments. (a) The Borrower will pay interest on the
                   -----------------
principal amount of each Revolving Loan outstanding from time to time, from the date of the initial Revolving Loan until payment of all Revolving Loans in full, such interest to be payable (i) monthly in arrears on the first day of each month, commencing with the first day of the first month after the initial Revolving

Loan and (ii) on the date of any voluntary or mandatory repayment of all or a portion of any Revolving Loan. The rate of interest so payable shall be a fluctuating rate per annum which shall at all times be equal to the sum of the Prime Rate minus one quarter of one percent (0.25%), but, in no event, in excess of the maximum rate then permitted by applicable law, with a change in such rate of interest to become effective on the same day on which any change in the Prime Rate is effective.

     (b) Interest payable under the Revolving Loans shall be computed on the basis of a year of 360 days for the number of days actually elapsed.

     (c) Overdue principal and, to the extent permitted by law, interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the Prime Rate plus [four percent (4%)] (but in no event in excess of the maximum rate permitted by then applicable law), payable on demand.

     Section 2.05. Mandatory Repayment. The Borrower shall repay in full the
                   -------------------
principal balance of all Revolving Loans and all interest thereon upon the first to occur of: (i) the Expiration Date, or (ii) an acceleration under Subsection 11.02(a) following an Event of Default.

     Section 2.06. Voluntary Repayment. The Borrower may prepay, at any time,
                   -------------------
the whole or any portion of the principal balance of the Revolving Loans without premium or penalty. Each such prepayment shall be accompanied by (i) the payment of the full amount of interest accrued but unpaid to the date of such prepayment for each Revolving Loan being prepaid in whole or in part, and (ii) if such prepayment is less than the aggregate outstanding balance of all of the Revolving Loans, the principal amount of such prepayment shall be Twenty Five Thousand Dollars ($25,000) or an integral multiple thereof.

                                  ARTICLE III

                                   TERM LOAN

     3.01 Term Loan. Subject to the terms and conditions hereof, Lender hereby
          ---------
agrees to make a term loan (the "Term Loan") to the Borrower in the principal
                                 ---------
amount of Five Million Five Hundred Thousand Dollars ($5,500,000), the proceeds of which loan shall be used to fund the Acquisition. On or before the Closing Date, the Borrower shall elect whether the Term Loan will be (a) a Fully Variable Prime Rate Loan, (b) an Annually Adjusted Prime Rate Loan or (c) a Fixed Rate Loan. If the Borrower elects to have the Term Loan be classified as either a Fully Variable Prime Rate Loan or an Annually Adjusted Prime Rate Loan, the Borrower may elect to convert the Term Loan to a Fixed Rate Loan at any time, prior to the Term Loan Expiration Date or the occurrence of an Event of Default.

     Section 3.02. Term Note. The Term Loan shall be evidenced by the Term Note
                   ---------
of the

Borrower in the form of Exhibit [ ] hereto, dated as of the date hereof, payable
                        -----------
to the order of the Lender.

     Section 3.03.  Interest.
                    --------

             (a) The Borrower shall pay interest on the principal amount of the Term Loan outstanding from time to time, from the date hereof until payment of the Term Loan in full, such interest to be payable (i) monthly in arrears on the first day of each month, commencing with the first day of the first month after the date hereof, (ii) on the date of any voluntary or mandatory repayment of all or a portion of the Term Loan. The Term Loan shall bear interest as set forth in the Term Note.

             (b) Interest payable on the Term Loan shall be computed on the basis of a year of 360 days for the number of days actually elapsed.

             (c) Overdue principal and, to the extent permitted by law, interest owing on the Term Loan shall bear interest at a fluctuating rate per annum which at all times shall be equal to the Prime Rate plus [four percent (4%)] (but in no event in excess of the maximum rate permitted by then applicable law), payable on demand.

     Section 3.04.  Amortization of Term Loan.
                    -------------------------

             (a) The Borrower shall repay the Term Loan on the first date of each month beginning on September 1, 1999 (or, if such date is not a Business Day, on the immediately preceding Business Day) in eighty-four (84) monthly payments, the first eighty-three of which payments shall be in the amount of $65,475.19, plus such interest as is payable pursuant to Section 3.03(a) hereof, and the eighty-fourth of which payment shall be due on the Term Loan Expiration Date and shall be in the full amount of the principal then outstanding under the Term Loan, plus such interest as is payable pursuant to Section 3.03(a) hereof.

     Section 3.05.  Prepayment of Term Loan. Except as hereinafter provided,
                    -----------------------
Borrower shall have the right to prepay Term Loan incurred by it in whole or in part from time to time without premium or penalty in multiples of Twenty Five Thousand Dollars ($25,000) only. The foregoing notwithstanding, to the extent that the Term Loan is a Fixed Rate Loan, there will be a prepayment fee associated with any prepayment, whether in whole or in part, if on the date of such prepayment, the Federal Home Loan Rate for the period of time nearest to the remaining period of maturity of the Loan (the "Comparison Rate") is less than the Federal Home Loan Rate at the time of conversion to a Fixed Rate Loan (the "Base Rate"), the prepayment will be the difference between the Base Rate and the Comparison Rate times the prepayment amount, times the remaining period to the maturity of the Term Loan.

                                  ARTICLE IV

             LOAN PROCEEDS, PAYMENTS AND OTHER GENERAL PROVISIONS

     Section 4.01. Availability. The proceeds of the Term Loan and all Revolving
                   ------------
Loans shall be credited by the Lender to a general deposit account at the Lender standing in the name of the Borrower.

     Section 4.02.  Charges Against Accounts. The Lender may charge any general
                    ------------------------
deposit account of the Borrower at the Lender (or any affiliate of the Lender) with the amount of all payments of interest, principal and other sums due, from time to time, under this Agreement and/or the Notes; and will thereafter notify the Borrower of the amount so charged. The failure of the Lender so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Notes.

     Section 4.03. Use of Loan Proceeds. The proceeds of each Revolving Loan
                   --------------------
will be used by the Borrower solely for the general corporate purposes of the Borrower. The proceeds of the Term Loan shall be used solely to fund the Acquisition and for payment of any related fees and expenses.

     Section 4.04. Payments; Late Payment Fees; Application of Payments. All
                   ----------------------------------------------------
payments of interest, principal and any other sums payable hereunder and/or under the Notes shall be made to the Lender at its Principal Office, in immediately available funds. All payments received by the Lender after 1:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. A late fee of five percent (5%) will be charged on any payment required to be made pursuant to this Agreement which is not received by the Lender on or before ten
(10) days after the date such payment is due. All monies received by the Lender hereunder shall be applied first to fees, charges, costs and expenses payable to the Lender under this Agreement, next to interest then accrued on account of the Revolving Loans, next to interest then accrued on account of the Term Loan, next to the principal balance of the Revolving Loans, and last to the principal balance of the Term Loan.

     Section 4.05. Payment on Non-Business Days. Whenever any payment to be made
                   ----------------------------
to the Lender hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

     Section 4.06. Notice of Prepayments. Notice of any prepayment of principal
                   ---------------------
to be made by the Borrower to the Lender pursuant to any provision of this Credit Agreement, whether such prepayment is voluntary or involuntary, shall be delivered to the Lender by 12:00 noon on the Business Day immediately preceding the date of such prepayment. Such notice shall specify the principal amount to be repaid.

     Section 4.07. Facility Fees.
                   -------------

          (a) The Borrower shall pay to the Lender at closing a facility fee with respect to the Revolving Loans equal to Two Thousand Dollars ($2,000.00) annually, which amount shall be prorated based on the actual number of calendar months from the Closing Date until the Expiration Date.

          (b) The Borrower shall also pay to the Lender at closing, a facility fee with respect to the Term Loan equal to Five Thousand Dollars ($5,000.00).

          (c) Any fees provided for in this Section 4.07 are in addition to any fees, balances or charges which may be applicable to other services now or hereafter provided to the Borrower by the Lender or any of its affiliates.

                                   ARTICLE V

                        YIELD PROTECTION AND ILLEGALITY

     Section 5.01  Yield Protection.  If any law or any governmental rule,
                   ----------------
regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by the Lender with any of the foregoing,

          (a) subjects the Lender to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of the Lender), or changes the basis of taxation of payments to the Lender in respect of the Revolving Loans; or

          (b) imposes, or increases, or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with, or credit extended by, the Lender; or

          (c) imposes any other condition, the result of which is to increase the cost to the Lender of making, funding or maintaining the Loans, or reduces any amount receivable by the Lender in connection with the Loans, or requires the Lender to make any payment calculated by reference to the amount of the Loans held or interest received on the Loans; or

          (d) affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender, and the Lender determines the amount of capital required is increased by, or based upon, the existence of this Credit Agreement or its obligation to make the Loans hereunder or of commitments of this type;

then, upon notice to the Borrower in accordance with Section 14.03 hereof, the Borrower shall pay to the Lender that portion of such increased expense incurred (including, in the case of the preceding clause (d), any reduction in the rate of return on capital to an amount below that which the Lender could have achieved but for such change in regulation, after taking into account the Lender's policies as to capital adequacy), or reduction in an amount received, which the Lender determines is attributable to making, funding and maintaining the Revolving Loans.

     Section 5.02  Notice to Borrower  If the Lender shall determine that it is
                   ------------------
entitled to reimbursement pursuant to Section 5.01 hereof, the Lender shall give notice thereof to the Borrower, whereupon the Borrower shall pay such amount to the Lender within thirty (30) days of receipt of such notice. Such notice shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to the Lender, and the method by which such amounts were determined. Such notice shall be conclusive evidence of the amount owed by the Borrower in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. No failure on the part of the Lender to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion.


                                  ARTICLE VI

                             CONDITIONS OF LENDING

     Section 6.01. Conditions Precedent to Initial Loan.  Prior to the initial
                   ------------------------------------
Revolving Loan and the Term Loan hereunder, the Borrower shall deliver to the Lender the following documents, in form and substance satisfactory to the Lender and its counsel:

     (a) This Agreement, the Revolving Note, the Term Note, the Security Instruments, and all other agreements and documents which the Lender requests of the Borrower, and which are incident thereto.

     (b) Uniform Commercial Code Financing Statements, so-called landlord's waivers, and all such other documents as shall be necessary or desirable to vest in the Lender a perfected, first priority security interest in and to all of the Collateral.

     (c) A favorable written opinion of counsel to the Borrower, in the form of Exhibit D attached hereto.
---------

     (d) A copy of the Charter of the Borrower and all amendments thereto, certified by the Secretary of State of the jurisdiction in which the Borrower is incorporated; a copy of the By-laws of the Borrower, as amended to date, as certified by its clerk or Secretary; certificates of legal existence and good standing of the Borrower in the jurisdiction of its incorporation; and certificates of the appropriate government offices in Massachusetts, Texas and California, attesting to its qualification and good standing in each such jurisdiction.

     (e) Certified copies of the resolutions of the Board of Directors (and, if necessary, stockholders) of the Borrower evidencing approval of this Agreement, the Revolving Note, Term Note, the Security Instruments and the other matters contemplated hereby and thereby, together with certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to this Agreement, the Revolving Note, the Term Note, the Security Instruments and such other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

     (f) A certificate, signed by the Secretary or Clerk of the Borrower, setting forth the names of the officers of the Borrower authorized to sign this Agreement, the Revolving Note, the Term Note, the Security Instruments and any and all certificates, notices and reports referred to herein or therein. Each such certificate shall contain the true signatures of such officers, and the Lender may conclusively rely on the statements made therein until the Lender shall have received a further certificate of such Secretary or Clerk canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

     (g)  Evidence of the consummation of the Acquisition.

     (h) The policies or certificates of insurance required by this Agreement or the Security Instruments, listing the Lender as additional insured and loss payee.

     (i) A certificate executed by the chief financial officer of the Borrower affirming compliance with the provisions of Section 6.02(d) and Section 8.02.

     (j) The Borrower's audited balance sheets, statements of income and retained earnings and cash flows for the fiscal year ending as of September 30, 1998 and the Borrower's most recently filed Form 10-Qsb.

     (k) Payment of all fees and expenses, including, without limitation, facility fees and attorneys' fees and expenses, incurred by Lender in connection with the preparation, negotiation and execution of this Agreement and all other related documents.

     (l) Such other documents, instruments, records, assignments, consents, certificates, opinions, assurances and authorizations as the Lender shall reasonably require.

     Section 6.02. Conditions Precedent to All Loans.  Any Loan (including the
                   ---------------------------------
initial Loans) is subject to the further conditions precedent that on the date on which such Revolving Loan is made and after giving effect thereto:

     (a) The statements, representations and warranties made in this Agreement shall continue to be correct as of the date of such Loan.

     (b) The covenants and agreements of the Borrower contained herein shall have been complied with on and as of the date of such Loan.

     (c) No event which constitutes, or which, with notice or lapse of time, or both, could constitute, an Event of Default shall have occurred and be continuing.

     (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the Form 10-Qsb furnished to the Lender pursuant to subsection 6.01(k).


                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

     As an inducement to the Lender to execute this Agreement and to make the Loans hereunder to the Borrower, the Borrower hereby represents and warrants to the Lender that:

     Section 7.01 Due Incorporation, etc. The Borrower is a corporation duly
                  -----------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Borrower has the legal power and authority to enter into and perform this Agreement, to execute and deliver the Notes, to grant the security interests described in the Security Instruments, and to enter into and perform all obligations required of the Borrower by all other instruments and other documents referred to herein to which it is a party, and to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. The Borrower has all requisite corporate power to own and operate its properties and to carry on its business as now conducted, and as proposed to be conducted and is duly qualified to do business and in good standing in each of Massachusetts, Texas and California.
As of the date of this Agreement, the Borrower has no Subsidiaries other than Benthos International, Inc., which is a foreign sales corporation organized under the laws of the United States Virgin Islands. The Borrower is not a member of any partnership or joint venture.

     (b) The authorized capital stock of the Borrower consists of 7,500,000 shares of Common Stock, with a par value of $0.667, of which 1,360,927 shares are issued and outstanding as of August 4, 1999. All of such issued and outstanding shares have been duly and validly issued and are fully paid and nonassessable. Except as set forth on Exhibit 7.01(b), there are no agreements
                                      ---------------
regarding issuance of rights, options, warrants, conversion rights or agreements or commitments of any kind relating to the aforesaid shares or to the authorized and unissued or treasury stock of the Borrower.

     (c) The execution, delivery and performance of this Agreement, the Notes, the Security Instruments and the other documents required to be executed by the Borrower pursuant hereto have been duly authorized by all necessary corporate action, will not require the consent of any third party, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could constitute an Event of Default on the part of the Borrower under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document or under any provision of the Charter or By-laws of the Borrower, or will result in the imposition of any lien or encumbrance on any property or assets of the Borrower, other than the liens established by the Security Instruments. This Agreement and the other documents delivered to the Lender by the Borrower pursuant hereto (including, without limitation, the Notes) are the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     (d) There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened, anticipated or contemplated (nor, to the knowledge of the Borrower, is there any basis therefor) against or affecting the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement, the Notes, any of the Security Instruments or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operation of the Borrower or any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted, except as listed on Schedule 7.01(d).

     (e) The Borrower is not in violation of any term of its Charter or By-laws, as now in effect. The Borrower is not in violation of any term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement applicable to it.

     (f) The Borrower has filed proper and accurate federal, foreign, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates. There are in effect no waivers of applicable statutes of limitations for federal, state or local taxes for any period. The Borrower is not delinquent in the payment of any tax, assessment or governmental charge and the Borrower has not requested any extension of time within which to file any tax return, which return has not since been filed. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower does not know of any material liability or basis therefor.

     (g) The Borrower is in compliance with all requirements of federal, state and local law and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all Premises occupied by it, and, without limiting the foregoing, the Borrower has all the required franchises, licenses, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all Premises occupied by it, as now conducted, owned and used or as proposed to be conducted, owned and used. The Borrower has not received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or any other requirement of any such authority or body. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution or delivery of, or for the performance by the Borrower of its obligations under this Agreement, the Revolving Note or any other instrument provided for or contemplated by this Agreement.

     (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Borrower is primarily engaged in the business of designing, manufacturing and marketing products used for sensing, measuring and inspecting in harsh environments.

     (i) The Borrower has good, clear record and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets now carried on its books, including those reflected on the balance sheets of the Borrower referred to in Section [________] hereof or acquired since the date of such balance sheets, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as permitted under Section [____]. The Borrower enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

     (j) The Borrower owns or has a valid right to use the patents, patent rights or licenses, trademarks, trademark applications, trademark rights and trade names or trade name rights or franchises now being used or necessary to conduct its business, all of which are listed on Exhibit [ ] hereto, and, to the
                                                 -----------
best of the Borrower's knowledge, the conduct of its business as now operated does not conflict with valid patents, patent rights or licenses, trademarks, trademark rights and trade names and trade name rights or franchises of others in any manner that could materially adversely affect in any manner the business or assets or condition, financial or otherwise, of the Borrower.

     (k) The Borrower has not incurred any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor has the Borrower incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto) in connection with any employee benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, respectively. The Borrower has no pension plans, profit-sharing plans or other employee benefit plans, except as described on Exhibit [ ] hereto.
   -----------

     (l) The Borrower's principal place of business and chief executive office is located at 49 Edgerton Drive, North Falmouth, Massachusetts 02556. Except as described in Exhibit [ ] hereto, the Borrower maintains no records relating to
             -----------
Collateral at any address other than its chief executive office, nor does the Borrower maintain, store or keep any Inventory, machinery or equipment at any location other than the Premises, except for certain demonstration equipment of de minimis value that is held by employees of the Borrower for sales and marketing purposes and certain basic office equipment located at 1125 Richmond Avenue, Suite 104, Houston, Texas.

     (m) None of the executive officers of the Borrower is subject to any agreement in favor of any Person, other than the Borrower, which limits or restricts the Borrower's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or to use therein any property or confidential information or which grants to any Person other than the Borrower, any rights in any Collateral.

     (n) The Borrower is not a party to any contract or agreement, the terms of which now has or, as far as can be foreseen, may have a material adverse effect on the financial condition, business or properties of the Borrower.

     (o) Neither this Agreement, nor the financial statements referred to herein, nor any certificate delivered pursuant to this Agreement, nor any other agreement, document, certificate or written statement furnished to the Lender or to the Lender's counsel by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of any of the executive officers of the Borrower which has not been disclosed herein or in writing by them to the Lender and which materially adversely affects, or in the future may, insofar as they can now foresee, materially adversely affect the business, properties assets or condition, financial or otherwise, of the Borrower.

     (p) As to any items of Collateral which are or are to become fixtures, the Premises, except for the office location leased at 1125 Richmond Avenue, Suite 104, Houston, Texas, constitute the real estate upon which such fixtures are or will be affixed, except for certain. All holders of real estate interests in the Premises (other the office location leased at 1125 Richmond Avenue, Suite 104, Houston, Texas) are listed on Exhibit hereto.

     (q) The Borrower has furnished to the Lender true, complete and correct copies of the Acquisition Agreement. The Acquisition Agreement constitutes the complete understanding among the signatories thereto in respect of the Acquisition and same have not been amended, supplemented or modified. The Acquisition Agreement has been duly executed and delivered by all parties thereto, is in full force and effect as of the date of this Agreement, and no default exists thereunder; the Acquisition Agreement constitutes the legal, valid and binding obligation of the parties thereto. All representations and warranties made in the Acquisition Agreement by any party thereto are true and correct in all material respects on the date hereof as if made on and as of such date.

     (r)  (i)   The Acquisition Transactions will be duly consummated in
accordance with the Acquisition Agreement and in compliance with all applicable laws; provided, however, all transactions which are contemplated to take place
      --------  -------
after the date hereof shall be consummated at the times provided in the Acquisition Agreement;

          (ii) All necessary approvals and notices have been obtained or given with respect to the Acquisition (including, without limitation, approvals and notices to be obtained from or given to shareholders or governmental and/or judicial authorities);

          (iii) All conditions in the Acquisition Agreement to the consummation of the Acquisition have been satisfied in all material respects by the parties to the Acquisition Agreement;

          (iv) After giving effect to the consummation of the Acquisition and the extension of the financial accommodations contemplated by this Agreement and all other agreements executed or delivered or financial accommodations received by the Borrower in connection therewith, the Borrower (w) will be able to pay its debts as they become due, (x) will have funds and capital sufficient to carry on its business as now conducted or as contemplated to be conducted, (y) owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due, and
(z) is not insolvent and will not be rendered insolvent as determined by applicable law.

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

     Section 8.01. Affirmative Covenants.  Without limiting any other covenants
                   ---------------------
and provisions hereof, the Borrower covenants and agrees that, so long as any Loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, remains unpaid, or any commitment by the Lender to the Borrower is in effect:

     (a) The Borrower will pay the principal of and interest on the Notes at the times and place and in the manner provided in the Notes and herein, and will promptly pay when due any and all other amounts owing to the Lender hereunder in respect of fees or otherwise.

     (b) The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any properties belonging to it or them, prior to the date on which penalties or interest would attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax,
          --------
assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Borrower shall have set aside on its books adequate reserves. The Borrower will pay, in a timely manner, all lease obligations, all trade debt, purchase money obligations, equipment lease obligations and all of its other Indebtedness. The Borrower will fully, faithfully and punctually perform and fulfill all covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts.

     (c) The Borrower will maintain insurance with responsible and reputable insurance companies or associations satisfactory to the Lender in such amounts and covering such risks as shall be satisfactory to the Lender from time to time, but in any event in amounts sufficient to prevent the Borrower from becoming a co-insurer, and which shall in no event be less than the amount and coverage in effect on the date of this Agreement and as reflected in the certificates of insurance delivered by the Borrower to the Lender on the date hereof. All insurance herein provided for shall be in such form and written by such companies as may be satisfactory to the Lender. Regardless of the types or amounts of insurance required and approved by the Lender, the Borrower shall assign and deliver to the Lender duplicate original copies or certificates for all policies of insurance, as collateral and further security for the obligations of the Borrower herein contained, with the Lender named as additional insured and as first loss payee. All policies of insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured until at least thirty (30) days after written notice of the proposed cancellation is given by registered mail, return receipt requested, to the Lender; and whenever any insurance is to expire for any reason, the Borrower will deliver to the Lender, at least thirty (30) days prior to such expiration, a renewal or replacement policy, complying with all of the conditions of this Section, marked "premium paid" or accompanied by other evidence of payment satisfactory to the Lender. Any sums received by the Lender in payment of losses under such policies may, at the option of the Lender, either (i) be applied to the payment or prepayment of any obligations of the Borrower to the Lender, or (ii) be transmitted in whole or in part to the owner of the property damaged or destroyed for the purpose of repairing or replacing the same.

     (d) The Borrower will preserve and maintain its corporate existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its incorporation. The Borrower will qualify and remain qualified as a foreign corporation in each jurisdiction in which it maintains an office or other facility and each other jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

     (e) The Borrower will comply with the requirements of all applicable laws, rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or its business, property or assets.

     (f) The Borrower will, at any reasonable time, and from time to time (and at any time following the occurrence of an Event of Default), permit the Lender, and any agents or representatives thereof, to examine and make copies of, and take abstracts from, the records and books of account of, and visit the properties of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its managers, officers or directors and independent accountants, all of whom are hereby authorized and directed to cooperate with the Lender in carrying out the intent of this Section 8.01(f).

     (g) The Borrower will keep proper and complete records and books of account in which complete entries will be made in accordance with GAAP consistently applied reflecting all financial transactions of the Borrower.

     (h) The Borrower will maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower agrees that it will maintain and repair the Collateral and the Premises (in the case of leased Premises, to the extent required by the lease thereof) and keep all of same in good and serviceable condition and in at least as good condition and repair as same were on the date hereof, or in such better condition and repair as same may have been put thereafter. The Borrower will not waste or destroy or suffer the waste or destruction of the Collateral or the Premises or any part thereof. The Borrower will not use any of the Collateral or the Premises in violation of any insurance thereon. In the event of damage to or destruction of all or any part of the Premises or the Collateral from any cause, the Borrower shall repair, replace, restore and reconstruct the Premises (in the case of leased Premises, to the extent required by the lease thereof) and the Collateral to the extent necessary to restore each portion of same to substantially its condition immediately prior to such damage or destruction, and this obligation shall not be limited by the amount of insurance proceeds available.

     (i) The Borrower will maintain experienced and competent professional senior management with respect to its business and properties.

     (j) The Borrower will conduct, in the ordinary course, the business in which it is presently engaged, and the Borrower will not enter into any other lines of business, businesses or ventures.

     (k) The Borrower will furnish waivers in favor of the Lender from each holder of a real estate interest in any of the Premises.

     (l) The Borrower will maintain its presently existing deposit and operating accounts at the Lender.

     Section 8.02. Financial Covenants.
                   -------------------

     The Borrower covenants and agrees that, so long as any Loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, remains unpaid, or any commitment by the Lender to the Borrower is in effect:

     (a) At all times, the Borrower will maintain a ratio of Current Assets to Current Liabilities of greater than or equal to 1.50 to 1.00.

     (b) The Borrower shall maintain a ratio of Total Debt to Tangible Net Worth less than or equal to the following:

          (i)  2.20 to 1.00 as of September 30, 1999;

          (ii) 2.00 to 1.00 as of September 30, 2000 and thereafter.

     (c) The Borrower shall maintain a ratio of Cash Flow to Debt Service Payments of greater than or equal to 1.00 to 1.00 as of September 30, 1999 and
1.25 to 1.00 as of September 30, 2000 and thereafter.

                                  ARTICLE IX

                              NEGATIVE COVENANTS

     Section 9.01. Negative Covenants.  The Borrower covenants and agrees that,
                   ------------------
so long as any Revolving Loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, has not been fully performed or any commitment by the Lender to the Borrower is in effect:

     (a) The Borrower will not create, incur, assume or suffer to exist, any Indebtedness, except for:

               (i)    the Notes;

               (ii) Indebtedness of the Borrower for taxes, assessments and governmental charges or levies, to the extent payment thereof shall not at the time be required under Section [__] hereof;

               (iii) unsecured Current Liabilities of the Borrower (other than for money borrowed or for the deferred purchase of property) incurred upon customary terms in the ordinary course of business;

               (iv) Indebtedness to the Lender, whether arising hereunder or otherwise;

               (v) Indebtedness owed with respect to financing leases or the purchase and lease-back of equipment on terms satisfactory to the Lender in an aggregate principal amount which will not exceed $100,000 outstanding at any one time;

               (vi) Indebtedness secured by a lien permitted pursuant to Section [___] hereof;

               (vii) the Assumed Payables, as defined in the Acquisition Documents; and

               (viii) Indebtedness existing at the date hereof, but only to the extent set forth on Exhibit [ ] hereto.
                         ------------

     (b) The Borrower will not create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

               (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty;

               (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

               (iii) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

               (iv)   Liens in favor of the Lender;

               (v) Liens relating to leased equipment under leases or lease-backs permitted by Section [___________] hereof, but not any refinancing or extension thereof, provided that (A) each such Lien is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of the acquisition of such property and
     (B) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition;

               (vi) Purchase money security interests incurred as a result of Borrower's purchase of equipment in the ordinary course of business; or

               (vii) Liens existing at the date hereof, but only to the extent set forth on Exhibit [__] hereto.
                  ------------

     (c) The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except (i) guaranties by endorsement or similar transactions in the ordinary course of business, and (ii) liability of the Borrower to the Lender, under this Agreement or otherwise.

     (d) The Borrower will not liquidate or dissolve, or merge or consolidate with any other Person (except for a merger or consolidation wherein the Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any item or items material to its business (whether now owned or hereafter acquired) included in the assets of the Borrower (except for the sale of Inventory in the ordinary course of business), or turn over the management of, or enter into a management contract with respect to, its properties, assets, rights or licenses.

     (e) The Borrower will not sell, assign (other than the assignment to the Lender contained in the Security Instruments) or dispose in any way of any Receivables, with or without recourse, except for an assignment for collection in the ordinary course of business.

     (f) The Borrower will not make any loan or advance to any Person or purchase or otherwise acquire, the capital stock, assets comprising the business of, or obligations of, or any interest in, any Person, except:

               (i) evidences of Indebtedness issued or guaranteed by the United States of America which have a maturity of not more than one year from the date of acquisition;

               (ii) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by the Lender or by any other bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000, and interest-bearing accounts in the Lender or any such other bank;

               (iii) accounts in any "money market" mutual fund having total assets in excess of $100,000,000; and

               (iv) acquisitions of businesses similar to the business in which the Borrower is currently engaged or assets used or useful in such other businesses in an amount not exceeding $1,000,000 if, after giving effect to such acquisitions, the Borrower shall be in compliance with Section [____] hereof.

     (g) The Borrower will not establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service, without the advance consent of the Lender to the amount of the aggregate past service liability thereby created.

     (h) The Borrower will not waive any debt or claim (including any Receivable), except as expressly permitted by the terms of this Agreement.

     (i) The Borrower will not directly or indirectly make any optional or voluntary prepayment or purchase of long-term debt to any Person (other than the Lender).

     (j) The Borrower will not remove from the Premises referred to in Section [____] any books or records relating to Receivables or remove therefrom any Collateral (other than Inventory sold to customers in the ordinary course of the Borrower's business), except upon the prior written consent of the Lender.

     (k) The Borrower will not move its principal place of business or chief executive office from the address described in Section [____] except upon the prior written consent of the Lender.

     (l) The Borrower will not enter into any sale-leaseback transaction except as otherwise permitted in Section [_____].

     (m) The Borrower will not organize or form any new Subsidiaries, or become a member of any partnership or joint venture.

     (n) The Borrower will not write up (by creating an appraisal surplus or otherwise) the value of any assets of the Borrower above their cost to the Borrower less depreciation regularly allowable thereon.

     (o) The Borrower will not (i) declare or pay any cash dividends, (ii) purchase, redeem, retire or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, (iii) return, directly or indirectly, any capital to its stockholders or make, directly or indirectly, any distribution of assets to its stockholders.

     (p) The Borrower will not change its fiscal year or change its capital structure.

     (q) The Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of any property, or the rendering of any service, with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate. As used herein, the term "Affiliate" includes (i) any officer or director of the Borrower, or (ii) any Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Borrower or (iii) any Person which beneficially owns or holds five (5%) percent or more of any class of equity or debt securities of the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

     (r) The Borrower will not dispose of, or suffer or permit the disposal of, any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower; nor shall the Borrower suffer or permit to exist or store on any site or vessel owned, occupied or operated by the Borrower, or transport or arrange the transport of, any hazardous material or oil, except under valid permits and licenses and otherwise in compliance with all applicable laws and regulations. The Borrower shall provide the Lender with written notice of (i) any release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower, and (ii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower may be liable.


                                   ARTICLE X

                       FINANCIAL REPORTING REQUIREMENTS

     Section 10.01. Reporting Requirements. So long as any Revolving Loan shall
                    ----------------------
be outstanding or any other obligation of the Borrower to the Lender, in any capacity, shall remain unpaid, or any commitment by the Lender to the Borrower shall remain in effect, the Borrower shall furnish to the Lender:

     (a) As soon as available and in any event within thirty (30) days after the end of each month, internally prepared financial statements as of the end of such period, and for the period from the beginning of the then current fiscal year to the end of such period, certified by Borrower's President or Chief Financial Officer as being prepared in accordance with sound financial practices and as being true and correct in all material respects;.

     (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated audited financial statements for such fiscal year for the Borrower, including therein balance sheets of the Borrower as at the end of such fiscal year and statements of income and retained earnings and cash flows for the Borrower for such fiscal year, setting forth in comparative form the correspondence figures for the preceding year. The annual financial statements shall be certified by independent certified public accountants selected by the borrower and acceptable to the Lender in such form as is generally recognized as "unqualified". The Borrower's existing auditing firm, Arthur Anderson LLP, is acceptable to the Lender.

     (c) At the time of delivery of each annual statement of the Borrower and at the time of delivery of the monthly statement for the third, sixth and ninth months of each fiscal year of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he has reviewed this Agreement and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this Agreement or, if he has such knowledge, specifying each such default and the nature thereof, which certificate shall be accompanied by a statement of such chief financial officer setting forth in detail the computations necessary to determine compliance with the financial covenants contained in Section 8.02 hereof.

     (d) Simultaneously with its filing with the SEC, a copy of the Borrower's Form 10-Qsb report.

     (e) As soon as practicable but, in any event, within fifteen (15) days after the issuance thereof, copies of such other financial statements and reports as Borrower shall send to its stockholders.

     (f) Not less than thirty (30) days after the beginning of each fiscal year, projections for the next following fiscal year, setting forth projected revenues, expenditures and results.

     (g) Immediately after the Borrower receives notice of the occurrence of each Event of Default and any event which, with the giving of notice or lapse of time or both, could constitute an Event of Default, a statement of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

     (h) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower.

     (i) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any letter of comments directed by such accountants to the management of the Borrower.

     (j) As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any employee pension or other benefit plan subject to such Title has occurred, or that the PBGC or the Borrower has instituted or will institute proceedings under such Title to terminate such plan, a certificate of the chief financial officer of the Borrower, setting forth details as to such reportable event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be. The Borrower shall furnish to the Lender (or cause the plan administrator to furnish to the Lender) the annual report for each plan covered by Title IV and filed with the PBGC not later than ten (10) days after such report has been filed with the PBGC.

     (k) Promptly after the Borrower has knowledge thereof, written notice of:

               (i) termination or potential termination of any consent, license, permit or franchise which is material to the conduct of the business of the Borrower;

               (ii) any material loss, damage or destruction to or of any property or assets of the Borrower (regardless of whether the same is covered by insurance);

               (iii) any material controversy on the part of the Borrower with its employees or with any labor organization; and

               (iv) any other material development adversely affecting the Borrower or its business, properties, assets or condition, financial or otherwise.

     (l) Promptly upon the occurrence of any change in any of the present officers or directors of the Borrower, all of whom are listed on Exhibit [___]
                                                                 -------------
hereto, a notice of such change.

     (m) Such other information respecting the financial condition, operations, Receivables, Inventory, machinery or equipment of the Borrower as the Lender may from time to time reasonably request.

                                  ARTICLE XI

                             DEFAULT AND REMEDIES

     Section 11.01. Events of Default. The occurrence of any one of the
                    -----------------
following events shall constitute an Event of Default hereunder:

     (a) The Borrower shall fail to make any payment of principal of or interest on the Revolving Note or any other obligation in respect thereof on or before the date when due and beyond any applicable grace period or shall fail to pay any fee under Section [___] or reimbursement obligation under Section 3.04 on the date when due or beyond any applicable grace period; or

     (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with the execution and delivery of this Agreement or any other instrument, document, certificate or statement executed and delivered in connection with any Revolving Loan shall at any time prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall default in the performance or observance of any agreement or obligation under Sections 8.01(b), (c), (e), (g), (h) and (i), and
10.01 (a), (b), (c), (d), (e) and (f) and such default shall continue unremedied for five (5) days after notice thereof shall have been given by the Lender to the Borrower; or

     (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for five (5) days after notice thereof shall have been given by the Lender to the Borrower; or

     (e) Any default on the part of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any note, contract, agreement or understanding now existing or hereafter entered into with or for the benefit of the Lender in any capacity or capacities; or

     (f) Any default shall exist and remain unwaived or uncured with respect to any Indebtedness of the Borrower, or any such Indebtedness shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder or holders thereof; or

     (g) The Borrower shall be dissolved, or the Borrower shall become insolvent or file a petition pursuant to 11 U.S.C. (S)101 et seq. or shall cease paying
                                                -------
its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of its property, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted against the Borrower under the laws of any jurisdiction and such proceedings shall not be dismissed or stayed within [ninety (90) days] [sixty
(60) days] of the commencement thereof; or

     (h) Any writ, attachment, execution or similar process shall be issued or levied against the Borrower or any of its property and such writ, attachment, execution or similar process shall not be paid, released, vacated or fully bonded within five (5) days after its issue or levy; or

     (i) The Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary); or

     (j) The Borrower shall suffer substantial loss, theft, taking, damage or destruction to or of any of its property which either (i) is uninsured or (ii) if insured, nonetheless would have a material adverse effect upon the business, prospects, operations or financial condition of the Borrower; or

     (k) The security interest and lien of the Lender in and on any of the Collateral shall not be in full force and effect as a fully perfected first priority lien; or

     (l) There shall be entered against the Borrower any final uninsured judgment which, singly or with any other final uninsured judgment or judgments against the Borrower then remaining unpaid, exceeds $100,000.

     Section 11.02.  Rights and Remedies on Default.  Upon the occurrence of any
                     ------------------------------
Event of Default and at any time thereafter, in addition to any other rights and remedies available to the Lender hereunder or otherwise, the Lender may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement, and all other Indebtedness of the Borrower to the Lender, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Terminate the Revolving Commitment hereunder.

     (c) Exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. The Lender may enter upon the Premises and may take physical possession of the Collateral or render the Collateral unusable by process of law or peaceably without process of law. The Borrower shall peacefully and quietly yield up and surrender its Collateral and shall upon the request from the Lender assemble it and make it available to the Lender at a place or places designated by the Lender which is or are reasonably convenient to the Borrower and the Lender. The Lender may maintain possession of any Collateral on any property owned, leased by or licensed to the Borrower or remove same or any part thereof to such place or places as the Lender may elect. The Borrower will also deliver to the Lender upon request all documents of title and other instruments relating to the Collateral. The Borrower waives all rights which it would otherwise have had under law to prohibit entry to any Premises or to require notice of any replevin or retaking, all to the extent that the same is permitted by law. The Lender may with only such demand, advertising or notice as may be required by law, sell and deliver any and all Collateral held by it for its account at any time or times in one or more private or public sales, for cash or credit or otherwise, at such price and upon such terms as the Lender deems advisable in its sole discretion. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the amounts thereof and the location and nature of the properties covered by the security interests and the prior liens thereon, and is published at least once, not less than seven (7) days prior to the sale, in any newspaper of general circulation in the locale of the Collateral to be sold which the Lender may elect. All requirements of reasonable notice shall be met if such notice is sent to the Borrower, in the manner provided in Section 14.03 below, at least seven
(7) days before the time of such sale or disposition. The Lender may be the purchaser at any such sale, if it is public, free from any right of redemption. The proceeds of sale shall be applied first to the costs of retaking, refurbishing, storing and selling any Collateral hereunder and to other costs of collection, and then to the payment of obligations of the Borrower to the Lender. The Lender shall be entitled to apply any collections on account of the Revolving Note first to fees, costs and charges accrued to the date of receipt, next to accrued interest and only thereafter to principal. Any excess shall be returned to the Borrower, and the Borrower shall remain liable for any deficiency.

     (d) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and the Lender may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

     (e) Exercise all rights and remedies hereunder, under each of the Notes, the Security Instruments and under any other agreement with the Lender; and exercise all other rights and remedies which the Lender may have under applicable law.

       Section 11.03. Set-off. In addition to any rights now or hereafter
                      -------
granted under applicable
law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Agreement or otherwise, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations or liabilities, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. The Borrower also grants to the Lender a security interest with respect to all its deposits and all securities or other property in the possession of the Lender from time to time, and, upon the occurrence of any Event of Default, the Lender may exercise all rights and remedies of a secured party under the Uniform Commercial Code.

                                  ARTICLE XII

                     FURTHER PROVISIONS AS TO RECEIVABLES

     Section 12.01. Title to Receivables. The Borrower represents and warrants
                    --------------------
to the Lender that each Receivable will be free and clear of all adverse interests in favor of any Person other than the Lender. The Borrower represents and warrants to the Lender that each Qualified Receivable will cover a bona fide
                                                                       ---------
provision of services usually dealt in by the Borrower in the ordinary course of its business, will be subject to a fully perfected first priority security interest in favor of the Lender and to no lien in favor of any other Person, will be for a liquidated amount, will mature as stated in the duplicate invoice covering such transaction, and will not be subject to any deduction, offset, counterclaim or other condition other than the Borrower's usual discounts and ordinary deductions.

     Section 12.02. Furnishing Information.  The Borrower will, at the Lender's
                    ----------------------
request, deliver confirmatory written assignments of Receivables, but the failure to execute or deliver any such assignment shall not affect or limit the security interest of the Lender in any Receivable. Together with each such assignment, if the Lender so requests, the Borrower will furnish the Lender with copies of invoices to customers or the equivalent. The Borrower shall promptly make, stamp or record such entries or legends on the Borrower's books and records or on any of the Collateral as the Lender shall request from time to time to indicate that the Lender has a security interest in such Collateral.

     Section 12.03. Returns; Disputes.  The Borrower shall notify the Lender
                    -----------------
promptly of all material disputes and claims with respect to Receivables. Other than in the ordinary course of business, the Borrower shall not settle or adjust any dispute or claim and no extraordinary discount, credit or allowance shall be granted without the Lender's consent. Upon the occurrence of any Event of Default, the Lender may settle or adjust disputes or claims directly with customers or account debtors for amounts and upon terms which it considers advisable. In all cases, the Borrower's account will be credited only with amounts actually received by the Lender. When the Borrower has received Collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, it will hold the same on the Lender's behalf, subject to the Lender's instructions, and as property forming part of the Receivables.

     Section 12.04. Collections. After the occurrence of an Event of Default,
                    -----------
the Lender or its designee may at any time notify customers or account debtors of the Lender's security interest in Receivables, collect the same directly, and charge the collection costs and expenses to the Borrower's account. Whenever the Lender deems it desirable that any legal or other action be instituted in order to effectuate collection of any Receivable, the Lender may at its option reassign any such Receivable to the Borrower (and any such reassignment shall be deemed to be without recourse to the Lender in any event) and require the Borrower to proceed with such legal or other action at the Borrower's sole liability, cost and expense, in which event all amounts collected by the Borrower on such Receivable shall nevertheless be subject to this Agreement.

                                 ARTICLE XIII

                         FURTHER RIGHTS OF THE LENDER

     Section 13.01. Further Assurances.  The Borrower shall do all things and
                    ------------------
deliver all instruments reasonably requested by the Lender to protect or perfect any security interest granted or intended to be granted under the Security Instruments. If the Borrower fails promptly to comply with any such request, or if any Event of Default shall have occurred hereunder, the Borrower authorizes the Lender to execute, in the name or on behalf of the Borrower, any financing statement or other document or instrument that the Lender may require to perfect, protect or establish any security interest or lien interest to which the Lender may be then entitled and further authorizes the Lender to sign the Borrower's name on the same. The Borrower appoints (but only for the purposes of protecting the Lender's interests in the Collateral or its rights to receive payments under this Agreement or the Revolving Note or otherwise exercising any of its rights or causing the performance and fulfillment of the obligations and agreements intended to be performed and fulfilled by the Borrower) such Person or Persons as the Lender may designate as the Borrower's attorney-in-fact with the power to endorse the name of the Borrower on any checks, notes, drafts, or other forms of payment or security relating to any Collateral that may come into the possession of the Lender; to sign the name of the Borrower on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules; to demand, collect, receive payment of, receipt for, settle, compromise or adjust and give discharges and releases in respect of the Receivables or any of them; to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Receivables or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; to defend any suit, action or proceeding brought against the Borrower in respect of any Receivables or the goods which have given rise thereto, to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; to notify the U.S. Postal Service authorities to change the address of delivery of mail to an address designated by the Lender and to open and dispose of mail addressed to the Borrower; and, generally, to do all things necessary to carry out the intent of this Agreement. This power, being coupled with an interest, is irrevocable, and the Borrower approves all acts of such attorney-in-fact. The powers conferred on the Lender by this Agreement and the Security Instruments are solely to protect the interest of the Lender and shall not impose any duty upon the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law, except for its actual willful misconduct or bad faith. The Lender shall have no duty as to the collection or protection of any Collateral and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto, except as provided by applicable law.

     Section 13.02. Right to Cure. In the event that the Borrower shall fail to
                    -------------
purchase or maintain insurance, to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower shall fail to pay or comply with any other obligation hereunder, the Lender may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Borrower, and all moneys so paid by the Lender shall be payable on demand and shall bear interest at the maximum rate in effect and permitted by this Agreement.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     Section 14.01. No Waiver; Cumulative Remedies.  No failure or delay on the
                    ------------------------------
part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Lender. The Lender's remedies may be exercised without resort or regard to any other source of satisfaction of any liabilities of the Borrower to the Lender. The provisions of this Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under the Security Instruments or any other agreement with or for the benefit of the Lender. No inconsistency in default provisions between this Agreement and the Security Instruments or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Lender contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in the Security Instruments or any such other agreement.

     Section 14.02. Amendments, Waivers and Consents. Neither this Agreement nor
                    --------------------------------
any provision hereof may be amended, waived, discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Any waiver or consent may be given subject to satisfaction of conditions stated herein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 14.03. Addresses for Notices, etc.  Except as otherwise expressly
                    ---------------------------
provided hereunder, all notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be mailed or telegraphed or delivered to the applicable party at the address indicated below:

  If to the Borrower:

          Benthos, Inc.
          49 Edgerton Drive
          North Falmouth, MA 02556-2826

          Attn:  John L. Coughlin, President and CEO

          Phone:  508-563-1000
          Fax:  508-563-6444

  With a copy to:

          Davis, Malm & D'Agostine, P.C.
          One Boston Place
          Boston, MA 02188

          Attn:  John T. Lynch, Esq.

          Phone:  617-367-2500
          Fax:  617-305-3120

  If to the Lender:

          Cape Cod Bank and Trust Company
          P.O. Box 1180
          South Yarmouth, MA 02644-0180

          Attn:  Timothy F. Kelleher, III, Vice President

          Phone: (508)760-8521
          Fax: (508)564-6752

  With a copy to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, MA  02111

          Attn:  Daniel Gaquin, Esq.

          Phone:  617-542-6000
          Fax:    617-542-2241

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. Except as otherwise hereinabove provided, all such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid. If any such notice, request, demand or other communication is delivered, same shall be effective upon delivery.

     Section 14.04.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
                     -------------------------
demand all costs and expenses (including, without limitation, reasonable legal fees) of the Lender in connection with the preparation, execution and delivery of this Agreement, the Notes and all other instruments and documents to be delivered hereunder and any amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, or in connection with the confirmation, perfection and/or protection of the security interests granted hereby or thereby, as well as the costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Lender in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement, the Notes and all other instruments and documents to be delivered hereunder, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and

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delivery of this Agreement, the Notes and all other instruments and documents to be delivered hereunder, and the Borrower agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Any fees, expenses or other charges which the Lender is entitled to receive from the Borrower hereunder shall bear interest until paid at a rate per annum equal to the maximum rate in effect and permitted by this Agreement.

     Section 14.05. Representations and Warranties.  All covenants, agreements,
                    ------------------------------
representations and warranties made herein or in other documents delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement are material and shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by the Lender, and shall survive the making of the Loans as herein contemplated, and shall continue in full force and effect so long as the Loans or other amounts due under this Agreement remain outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower hereunder.

     Section 14.06. Binding Effect; Assignment. This Agreement shall be binding
                    --------------------------
upon the Borrower and the Lender and their respective successors and assigns. The Borrower may not assign this Agreement or any rights hereunder without the express written consent of the Lender. The Lender may, in accordance with applicable law, from time to time assign or grant participations in this Agreement, the Loans and/or the Notes.

     Section 14.07. Reproduction of Agreement.  This Agreement and all other
                    -------------------------
instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Lender may be reproduced by the Lender by any photographic, photostatic, micro-card, miniature photographic, xerographic, or similar process, and the Lender may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

     Section 14.08. Consent to Jurisdiction. The Borrower irrevocably submits to
                    -----------------------
the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     Section 14.09. Governing Law. This Agreement and the Notes shall be
                    -------------
governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     Section 14.10. Severability.  In the event that any provision of this
                    ------------
Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     Section 14.11. Headings. Article and Section headings in this Agreement and
                    --------
the cover page and table of contents preceding this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 14.12. WAIVER OF TRIAL BY JURY.  THE BORROWER HEREBY EXPRESSLY,
                    -----------------------
KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF, A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE OR ANY OF THE SECURITY INSTRUMENTS.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized as of the date first above written.

WITNESS:                           BENTHOS, INC.

/s/ JOHN T. LYNCH                  By: /s/ John L. Coughlin
_________________________             ___________________________
                                   Name: John L. Coughlin
                                   President and Chief Executive Officer

WITNESS:                           CAPE COD BANK AND TRUST
                                   COMPANY

/s/ JOHN T. LYNCH                  By: /s/ Timothy F. Kelleher
_________________________             ___________________________
                                   Name: Timothy F. Kelleher, III
                                         Vice President

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